ANNUAL AUDIT REPORT OF THE
                ACCOUNTANTS FOR THE YEAR ENDED DECEMBER 31, 1996

                       [LETTERHEAD OF ERNST & YOUNG LLP]












                         Independent Accountant's Report
                       on Applying Agreed-Upon Procedures

Board of Directors
National Collegiate Trust 1996 S1 and S2 and The First Marblehead Corporation

We have performed the procedures enumerated below, which were agreed to by National Collegiate Trust and The First Marblehead Corporation, solely to assist the users in evaluating management's assertion about the Pennsylvania Higher Education Assistance Agency's (PHEAA) compliance with the provisions of the Servicing Agreement dated January 6, 1995, between the Pennsylvania Higher Education Assistance Agency (PHEAA) and the National Collegiate Trust, during the year ended December 31, 1996, included in its representation letter dated February 27, 1997. This agreed upon-procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of the report. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this report has been requested or for any other purpose.

With respect to the period from January 1, 1996 to December 31, 1996, we have:


1. Physically observed PHEAA's fireproof vault and security locking system located at 1200 North Seventh Street, Harrisburg, Pennsylvania. Additionally, a sample of 35 files was examined on microfilm, noting proper custody and protection in a security locking system.

2. Inspected PHEAA's servicer's report to The National Collegiate Trust providing a review of activities and performance of PHEAA for the previous twelve months, in which PHEAA certifies to the best of their knowledge that they have performed under this Agreement throughout such year and that no contract default has occurred, or any default has been properly remedied.

3. Inspected the independent public accountants report on PHEAA for the fiscal year ended June 30, 1996, for the preceding twelve months.

4. From PHEAA's servicer's report we selected a sample of 35 student accounts from a population of 2,529 as part of the agreed upon procedures. The sample included 20 students receiving $53,512 from the 1996- S1 pool issued in February 1996 and a sample of 15 students receiving $45,004 from the 1996- S2 pool issued in November 1996 (Attachment A).

5. The following information for each student account, selected as per No. 4 above, was examined or traced and agreed to the respective loan document file:

         a)       Signature of borrower and co-signer on the GATE Promissory
                  Note.

         b) Completed GATE Promissory Note Addendum in accordance with Appendix C of the Servicing Agreement which includes borrower information and borrower reference information.

         c) Status of the borrower's account: in school, repayment, forbearance, delinquent, or deferred.

         d) Enrollment status including: enrolled in, will enroll, or is admitted to a participating institution in a certificate or degree-granting program, and such enrollment or admission is on a full time basis.

         e) Status of: a citizen of the United States, or a Certified Permanent Resident, or a foreign student with a qualifying co-signer.

6. Determined the propriety of the following for each student account selected as per No. 4 above based upon the respective loan document file:

         a) Of legal age to execute a binding note or an appropriate co-signer.

         b) Satisfactory repayment arrangements on any previously defaulted student loans.

         c) Satisfied additional eligibility requirements established by the participating institution, provided such requirements comply with all federal and state laws and regulations.

7. Selected eight loan accounts which are in repayment. We recalculated the repayment start date per the terms in the loan agreement. Attachment B summarizes the accounts examined.

8. Traced and agreed all sums of principal and interest received from the cash receipts log for the month of December 1996 to the respective National Collegiate Trust account. Additionally, total deposits for the month of December 1996 were traced and agreed from the deposit slip to the December 31, 1996 State Street Bank and Trust Company statement.

9. Selected eight loan accounts which reported periods of delinquency during repayment. The Due Diligence Activity Report was examined for each respective account to determine it was in accordance with GATE Servicing Schedule included in Appendix A of the Servicing Agreement. Attachment C summarizes the communication by PHEAA.

We were not engaged to, and did not, perform an examination, the objective of which would be the expression of an opinion on management's assertion. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for management of The National Collegiate Trust, First Marblehead Corporation and PHEAA, and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes.

                                                 [GRAPHIC OMITTED]

February 27, 1997

                               ATTACHMENT A


          ACCOUNT                   DATE OF LOAN                 AMOUNT
- ---------------------------------------------------------------------------

                                         01/15/96                  $1,667
                                         01/15/96                  $1,500
                                         01/15/96                  $2,400
                                         01/15/96                  $2,000
                                         01/15/96                  $1,000
                                         01/15/96                  $2,500
                                         01/15/96                  $1,750
                                         01/15/96                  $3,000
                                         01/15/96                  $2,000
                                         01/15/96                  $2,000
                                         01/15/96                  $1,500
                                         01/15/96                  $1,000
                                         01/15/96                  $2,700
                                         01/15/96                  $1,500
                                         01/15/96                  $3,000
                                         01/15/96                  $1,100
                                         01/15/96                  $1,000
                                         01/15/96                 $13,895
                                         01/15/96                  $4,000
                                         01/15/96                  $4,000
                                         01/15/96                 $10,900
                                         01/15/96                  $2,000
                                         09/05/96                  $1,125
                                         01/15/96                  $1,000
                                         01/15/96                  $1,000
                                         09/05/96                  $4,752
                                         09/05/96                  $1,500
                                         01/15/96                  $1,250
                                         09/05/96                  $1,500
                                         09/05/96                  $2,800
                                         09/05/96                  $4,750
                                         09/05/96                  $7,000
                                         01/15/96                  $2,927
                                         11/05/96                  $1,500
                                         09/05/96                  $1,000

                               ATTACHMENT B


                                       DATE OF
        ACCOUNT                       REPAYMENT
- --------------------------------------------------

                                      10/01/96

                                      10/01/96

                                      10/01/96

                                      10/01/96

                                      10/01/96

                                      10/01/96

                                      10/01/96

                                      09/01/96

                               ATTACHMENT C


                        DATE OF            TYPE OF               RESULT OF
        ACCOUNT      COMMUNICATION      COMMUNICATION          COMMUNICATION
- ------------------------------------------------------------------------------

                        11/10/96       Late Notice        10 Days Delinquent

                        11/10/96       Late Notice        10 Days Delinquent
                        11/18/96       Telephone Call     Borrower Not Contacted
                        11/27/96       Telephone Call     Borrower Not Contacted
                        12/06/96       Telephone Call     Borrower Not Contacted
                        12/09/96       Telephone Call     Borrower Contacted

                        12/27/96       Telephone Call     Borrower Contacted
                        01/09/97       Telephone Call     Borrower Contacted

                        10/10/96       Late Notice        10 Days Delinquent
                        10/17/96       Telephone Call     Borrower Not Contacted
                        10/28/96       Telephone Call     Borrower Not Contacted

                        10/10/96       Late Notice        10 Days Delinquent
                        10/17/96       Telephone Call     Borrower Not Contacted
                        10/28/96       Telephone Call     Borrower Not Contacted
                        11/05/96       Telephone Call     Borrower Not Contacted
                        11/10/96       Late Notice        10 Days Delinquent
                        11/14/96       Telephone Call     Borrower Not Contacted
                        11/23/96       Telephone Call     Borrower Not Contacted
                        12/03/96       Telephone Call     Borrower Not Contacted
                        12/10/96       Late Notice        10 Days Delinquent
                        12/11/96       Telephone Call     Borrower Not Contacted
                        12/28/96       Telephone Call     Borrower Contacted

                        10/10/96       Late Notice        10 Days Delinquent
                        10/17/96       Telephone Call     Borrower Not Contacted
                        10/28/96       Telephone Call     Borrower Not Contacted
                        11/04/96       Telephone Call     Borrower Not Contacted
                        11/10/96       Late Notice        40 Days Delinquent
                        11/13/96       Telephone Call     Borrower Not Contacted
                        11/22/96       Telephone Call     Borrower Not Contacted
                        12/02/96       Telephone Call     Borrower Not Contacted
                        12/10/96       Late Notice        70 Days Delinquent
                        12/11/96       Telephone Call     Borrower Not Contacted
                        12/17/96       Telephone Call     Borrower Contacted
                        01/02/97       Telephone Call     Borrower Not Contacted
                        01/03/97       Telephone Call     Borrower Not Contacted
                        01/10/97       Late Notice        100 Days Delinquent
                        01/16/97       Telephone Call     Borrower Not Contacted

                        10/10/96       Late Notice        10 Days Delinquent
                        10/17/96       Telephone Call     Borrower Not Contacted

                                  ATTACHMENT C



                        10/28/96       Telephone Call     Borrower Not Contacted
                        11/05/96       Telephone Call     Borrower Not Contacted

                        09/26/96       Telephone Call     Borrower Contacted
                        12/12/96       Telephone Call     Borrower Contacted
                        01/10/97       Late Notice        10 Days Delinquent
                        01/17/97       Telephone Call     Borrower Not Contacted